Exhibit 99.1

NOT FOR IMMEDIATE RELEASE

Eton Pharmaceuticals Expands Rare Disease Portfolio Through Agreement for U.S. Commercialization Rights to IMPAVIDO® (miltefosine)

●	IMPAVIDO® is the first and only FDA-approved oral therapy for visceral, cutaneous, and mucosal leishmaniasis caused by specific Leishmania species
●	Leishmaniasis is a rare but potentially life-threatening parasitic disease that can cause severe skin lesions or systemic infection involving internal organs
●	Exclusive U.S. commercialization rights to IMPAVIDO® take effect September 26, 2026

DEER PARK, Ill., MAY 19, 2026 (GLOBE NEWSWIRE) -- Eton Pharmaceuticals, Inc (“Eton” or “the Company”) (Nasdaq: ETON), an innovative pharmaceutical company focused on developing and commercializing treatments for rare diseases, today announced it has entered into a supply and distribution agreement for the United States commercialization rights to IMPAVIDO® (miltefosine) from an affiliate of Knight Therapeutics, Inc (“Knight”). IMPAVIDO® is an orphan drug indicated for the treatment of visceral, cutaneous, and mucosal leishmaniasis caused by specific Leishmania species in adults and adolescents over the age of 12 and weighing more than 30 kilograms. Please see indications and important safety information below.

“We are excited to add yet another 2026 product launch to our portfolio. IMPAVIDO® is a critical, life-saving medication and a strong fit with Eton’s orphan-focused commercial model. We look forward to partnering with Knight to ensure reliable, high-touch access to the medication for patients across the United States and serving this important community,” said Sean Brynjelsen, CEO of Eton Pharmaceuticals.

Leishmaniasis is a rare, potentially life-threatening parasitic disease caused by Leishmania parasites transmitted through the bite of infected sand flies. The disease can present in several forms, including cutaneous leishmaniasis, which commonly causes skin sores; mucosal leishmaniasis, which can affect the nose, mouth, or throat; and visceral leishmaniasis, the most severe form, which affects internal organs and can be life threatening if untreated. IMPAVIDO® has been commercially available in the United States since 2016.

The transaction further expands Eton’s growing portfolio of orphan therapies serving highly specialized patient populations and reflects the Company’s continued focus on expanding differentiated rare disease commercialization and patient support capabilities across multiple therapeutic areas.

Important Safety Information for IMPAVIDO®

Indication for IMPAVIDO® (miltefosine)

IMPAVIDO® capsules contain the active ingredient miltefosine, an antileishmanial agent.

IMPAVIDO® is an antileishmanial drug indicated in adults and pediatric 12 years of age and older weighing greater than or equal to 30 kg (66 lbs) for treatment of:

●	Visceral leishmaniasis due to Leishmania donovani
●	Cutaneous leishmaniasis due to Leishmania braziliensis, Leishmania guyanensis, and Leishmania panamensis
●	Mucosal leishmaniasis due to Leishmania braziliensis

Limitations of use: Leishmania species evaluated in clinical trials were based on epidemiologic data. There may be geographic variation in the response of the same Leishmania species to IMPAVIDO®. The efficacy of IMPAVIDO® in the treatment of other Leishmania species has not been evaluated.

Important Safety Information for IMPAVIDO® (miltefosine):

IMPAVIDO® may cause serious risks to pregnancy:

●

Do not take IMPAVIDO® if you are pregnant. If you take IMPAVIDO® during pregnancy, your baby is at risk for death or serious birth defects. If you become pregnant while taking IMPAVIDO®, stop taking IMPAVIDO® and talk to your healthcare provider right away if you become pregnant during treatment with IMPAVIDO®.

●	You should have a pregnancy test before you start taking IMPAVIDO®.
●

Women who can become pregnant should use effective birth control (contraception) during IMPAVIDO® treatment and for 5 months after their last dose of IMPAVIDO®. Talk to your healthcare provider about which birth control method is right for you.

Pregnancy Registry: There is a registry for women who become pregnant during treatment with IMPAVIDO®. If you become pregnant or think you may be pregnant while taking IMPAVIDO®, tell your healthcare provider right away. Talk to your healthcare provider about registering with the IMPAVIDO® Pregnancy Registry. The purpose of this registry is to collect information about your health and your baby’s health. Your healthcare provider can enroll you in this registry by calling 1-866-588-5405 Do not take IMPAVIDO® if you:

●	are pregnant, plan to become pregnant, or become pregnant during treatment with IMPAVIDO®.
●	have Sjögren-Larsson-Syndrome
●	are allergic to miltefosine or any of the ingredients in IMPAVIDO®.
●	are a woman who can become pregnant and have not had a pregnancy test. Women who can get pregnant must have a urine or blood pregnancy test before taking IMPAVIDO®.

The most common side effects associated with IMPAVIDO® include nausea, vomiting, diarrhea, stomach pain, decreased appetite, dizziness, headache, sleepiness, skin itching, abnormal liver tests, abnormal kidney tests, motion sickness, fever, tiredness, weakness, and enlarged lymph nodes.

Tell your healthcare provider if you have any side effect that bothers you or that does not go away. These are not all the possible side effects of IMPAVIDO®. For more information, ask your healthcare provider.

You may report side effects to FDA at 1-800-FDA-1088.

Tell your healthcare provider about all of the medicines you're taking, including prescription and over-the-counter medications, vitamins and herbal supplements.

Tell your healthcare provider about all your medical conditions, including if you have or have had eye problems, have kidney or liver problems. Your healthcare provider should do blood tests to check your kidneys and liver before you start, during and after your treatment with IMPAVIDO®. If you are breastfeeding or plan to breastfeed. It is not known if IMPAVIDO® passes into your breast milk. Talk to your healthcare provider about the best way to feed your baby if you take IMPAVIDO®. You should not breastfeed while you take IMPAVIDO® and for 5 months after your last dose of IMPAVIDO®.

IMPAVIDO® has not been studied in children under 12.

You are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.FDA.gov/medwatch or call 1-800-FDA-1088.

IMPAVIDO® is available by prescription only. The information on this website should not take the place of talking with your doctor or healthcare professional. If you have any questions about your condition, or if you would like more information about IMPAVIDO®, talk to your doctor or healthcare professional and see the full prescribing information

About Eton Pharmaceuticals

Eton is an innovative pharmaceutical company focused on developing and commercializing treatments for rare diseases. The Company currently has ten commercial rare disease products: KHINDIVITM, INCRELEX®, ALKINDI SPRINKLE®, DESMODA™, GALZIN®, HEMANGEOL®, PKU GOLIKE®, Carglumic Acid, Betaine Anhydrous, and Nitisinone. The Company has four additional product candidates in late-stage development: Amglidia®, ET-700, ET-800 and ZENEO® hydrocortisone autoinjector. For more information, please visit our website at www.etonpharma.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the expected ability of Eton to undertake certain activities and accomplish certain goals and objectives. These statements include but are not limited to statements regarding Eton’s business strategy, Eton’s plans to develop and commercialize its product candidates, the safety and efficacy of Eton’s product candidates, Eton’s plans and expected timing with respect to regulatory filings and approvals, and the size and growth potential of the markets for Eton’s product candidates. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Eton’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. These and other risks concerning Eton’s development programs and financial position are described in additional detail in Eton’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Eton undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations:
Lisa M. Wilson, In-Site Communications, Inc.
T: 212-452-2793

E: lwilson@insitecony.com